Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included in the Form S-4 filed with the SEC on November 3, 2023. Unless the context otherwise requires, all references in this section to the “Combined Company” refer to Volato Group, Inc., or PACI, and its wholly-owned subsidiaries after giving effect to the Transactions.

Recent Developments

In October and November 2023, Volato raised an additional $12.2 million of equity capital, respectively, which was on the same terms as the prior issuance of the $10 million Volato Series A-1 Preferred Shares in July 2023. The pro forma condensed combined financial information as of and for the nine months ended September 30, 2023, has been adjusted for the relevant transaction. On November 28, 2023, in conjunction with the Business Combination, PACI and Volato entered into an Equity Prepaid Forward Transaction with Vellar Opportunities Fund Master, Ltd. The accounting for the forward purchase agreement derivative liability, and the final fair value, are still under evaluation and have not been included in the proforma financials.

Introduction

The following unaudited pro forma condensed combined financial statements of PACI present the combination of the historical financial information of PACI and Volato adjusted to give effect for the Business Combination between PACI and Volato. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, combines the historical balance sheet of PACI and the historical balance sheet of Volato, on a pro forma basis as if the Business Combination had been consummated on September 30, 2023. Including the $12.2 of capital raised in October and November 2023.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, combines the historical statements of operations of PACI and Volato for such period on a pro forma basis as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical statements of operations of PACI and Volato for such period on a pro forma basis as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of PACI as of and for the nine months ended September 30, 2023 and the related notes thereto, included in the Form 10-Q filed with the SEC on November 14, 2023;

●	the historical unaudited financial statements of Volato as of and for the nine months ended September 30, 2023 and the related notes thereto, included Form 8-K;

●	the historical audited financial statements of PACI as of and for the year ended December 31, 2022 and the related notes thereto, included in the Form S-4 filed with the SEC on November 3, 2023;

●	the historical audited financial statements of Volato as of and for the year ended December 31, 2022 and the related notes thereto, included in the Form S-4 filed with the SEC on November 3, 2023; and

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PACI” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Volato,” and other financial information relating to PACI and Volato included elsewhere in this Form 8-K, including the Business Combination Agreement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what PACI’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

Description of Transaction

The Business Combination between PACI and Volato is expected to be accounted for as a reverse recapitalization with Volato as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Volato issuing shares for the net assets of PACI, accompanied by a recapitalization. The net assets of Volato will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Volato.

Forward Purchase Agreement

On November 28, 2023, PACI, Volato and Vellar Opportunities Fund Master, Ltd. (“Seller”), entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). For purposes of the Forward Purchase Agreement, PACI is referred to as the “Counterparty” prior to the closing of PACI’s previously announced business combination (the “Business Combination”) with Volato (the “Closing”), while Volato is referred to as the “Counterparty” after the Closing. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase prior to the Closing up to 2.0 million shares (the “Maximum Number of Shares”) of PACI from third parties through a broker in the open market. The Number of Shares subject to a Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the respective Forward Purchase Agreement.

The Forward Purchase Agreement provides that the Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in the Pricing Date Notice and (ii) the redemption price paid by PACI on the Closing Date to holders of its common stock who exercised their redemption rights in connection with the Business Combination (the “Initial Price”).

The Counterparty will pay to the Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in PACI’s initial public offering and the sale of private placement units (the “Trust Account”) no later than the earlier of (a) one business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.

From time to time and on any date following the Business Combination (any such date, an “OET Date”), the Seller may, in its absolute discretion, terminate the Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”) that specifies the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Seller, and the Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The Reset Price will initially be the Initial Price, but is subject to reduction upon a Dilutive Offering Reset.

The valuation date (the “Valuation Date”) for the Forward Purchase Agreement will be the earliest to occur of (a) the date that is 24 months after the Closing Date, (b) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event, (x) a Delisting Event, or (y) a Registration Failure and (c) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective).

On the Cash Settlement Payment Date, which is the 70th trading day immediately following the Maturity Date (as defined in the Forward Purchase Agreement), if the Valuation Date is determined by Seller in its sole discretion as described in clause (c) of the foregoing paragraph, Seller shall pay Counterparty a cash amount equal to (1) the Number of Shares as of the Valuation Date multiplied by (2) the closing price of the Shares on the business day immediately preceding the Valuation Date.

In all other cases, Seller shall pay Counterparty a cash amount equal to (1) the Number of Shares as of the Valuation Date, which are registered for resale under an effective Registration Statement or may be transferred without any restrictions, including the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act, multiplied by the VWAP Price over the Valuation Period less (2) the Settlement Amount Adjustment.

The Settlement Amount Adjustment is equal to the product of (1) (a) the Maximum Number of Shares less (b) any Terminated Shares as of the Valuation Date, multiplied by (2) $1.50.

Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination. Such waiver may reduce the number of shares of PACI Class A Common Stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. Similarly, Seller has agreed not to vote the shares it purchases pursuant to the Forward Purchase Agreement in favor of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

The shares purchased by Seller pursuant to the Forward Purchase Agreement will have the impact of reducing the number of redemptions in connection with the shareholder vote to approve the Business Combination, which could alter the perception of the potential strength of the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(in thousands)

	Volato (Historical)	Volato Post 9/30/2023 Funding		PROOF (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$7,912		$12,153	$490	$69,831	A	$19,439
					(1,951)	B
					(18,772)	H
					(50,224)	K
Accounts receivable	2,020						2,020
Deposits on aircraft	28,783						28,783
Prepaid expenses and other current assets	5,149			123	(1,394)	G	(1,394)	G
Total current assets	43,864		12,153	613	(2,510)		54,120

Non-current assets:
Cash and marketable securities held in Trust Account				69,831	(69,831)	A	-
Forward purchase agreement					18,772	H	18,772
Equity method investment	154						154
Restricted cash	2,243						2,243
Goodwill	634						634
Deposits	3,000						3,000
Other deposits	71						71
Intangibles	1,406						1,406
Right of use asset	1,355						1,355
Property and equipment, net	1,007						1,007
Total non-current assets	9,870		-	69,831	(51,059)		28,642
TOTAL ASSETS	$53,734		$12,153	$70,444	$(53,569)		$82,762

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$10,639	$		$1,288	$(1,248)	B	$10,679
Excise tax payable				2,210	(2,210)	L	-
Loan - related party	1,000						1,000
Accrued interest	60						60
Deposits	6,316						6,316
Operating lease liability	315						315
Other loans	22						22
Income taxes payable				2,028			2,028
Total current liabilities	18,352			5,526	(3,458)		20,420

Non-current liabilities:
Deferred taxes	305			62			367
Operating lease liability	1,050						1,050
Long term notes payable	18,397						18,397
Total non-current liabilities	19,752			62	-		19,814
Total liabilities	38,104			5,588	(3,458)		40,234

COMMITMENTS AND CONTINGENCIES

Temporary equity:
Common stock subject to possible redemption				69,209	(69,209)	C	-
Preferred Seed Stock	4,585				(4,585)	E	-
Preferred Series A-1	12,050				(12,050)	E	-
Preferred Series A-2	19,906				(19,906)	E	-
Preferred Series A-3	18,456				(18,456)	E	-

Stockholders’ equity (deficit):
Common stock	7		1		6	C	22
					2	F
					6	I
Class A common stock				-
Class B common stock				-			-
Preferred stock	-				-		-
Additional paid-in capital	681		12,152	-	69,203	C	82,546
					(4,353)	D
					(703)	B
					(2)	F
					(1,394)	G
					(6)	I
					(15)	J
					54,997	E
					(50,224)	K
					2,210	L
Stock subscription receivable	(15)				15	J
Retained earnings (Accumulated deficit)	(40,040)			(4,353)	4,353	D	(40,040)
Total equity	(39,367)		12,153	(4,353)	74,095		42,528
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$53,734		$12,153	$70,444	$(53,569)		$82,762

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(in thousands, except share and per share data)

	Volato (Historical)	PROOF (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$41,861	$-	$-		$41,861
Cost of revenue	52,687	-	-		52,687
Gross loss	(10,826)	-	-		(10,826)

Operating costs and expenses:
General and administrative expenses	17,397	3,512			20,909
Total operating costs and expenses	17,397	3,512	-		20,909
Loss from operations	(28,223)	(3,512)	-		(31,735)

Other income (expense):
Gain from sale of Part 135 Certificate	387				387
Gain from sale of equity method investment	883				883
Income from equity method investments	22				22
Interest income	34	6,406	(6,406)	AA	34
Interest expense	(2,461)		591	BB	(1,870)
Other income	158				158
Total other income (expense)	(977)	6,406	(5,815)		(386)
Net income (loss) before income tax provision	(29,200)	2,894	(5,815)		(32,121)
Income tax provision		(1,318)	1,318	AA	-
Net income (loss)	$(29,200)	$1,576	$(4,497)		$(32,121)

	Volato (Historical)	PROOF (Historical)	Pro forma Combined
Weighted average shares outstanding - Common stock	7,234,827	-	28,043,449
Basic and diluted net loss per share - Common stock	$(4.04)	$-	$(1.15)
Weighted average shares outstanding - Class A and Class B common stock subject to redemption		17,215,294
Basic and diluted net income per share - Class A and Class B common stock subject to redemption	$-	$0.07
Weighted average shares outstanding - Class A and Class B non-redeemable common stock	-	6,900,000	-
Basic and diluted net income per share - Class A and Class B non-redeemable common stock	$-	$0.07	-

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share data)

	Volato (Historical)	PROOF (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$96,706	$-	$-		$96,706
Cost of revenue	94,281	-	-		94,281
Gross profit	2,425	-	-		2,425

Operating costs and expenses:
General and administrative expenses	11,609	1,737	5,000	BB	18,346
Total operating costs and expenses	11,609	1,737	5,000		18,346
Loss from operations	(9,184)	(1,737)	(5,000)		(15,921)

Other income (expense):
Interest income	2	4,061	(4,061)	AA	2
Gain from deconsolidation of investments	581				581
Loss from equity method investments	(45)				(45)
Interest expense	(868)		249	CC	(619)
Other income	60				60
Total other income (expense)	(270)	4,061	(3,812)		(21)
Net income (loss) before income tax provision	(9,454)	2,324	(8,812)		(15,942)
Income tax provision	55	(773)	773	AA	55
Net income attributed to controlling shareholder	(9,399)	1,551	(8,039)		(15,887)
Less: net income (loss) attributable to non-controlling interests	(33)				(33)
Net income (loss)	$(9,366)	$1,551	$(8,039)		$(15,854)

	Volato (Historical)	PROOF (Historical)	Assuming Pro forma Combined
Weighted average shares outstanding - Common stock	7,120,208	-	28,043,449
Basic and diluted net loss per share - Common stock	$(1.32)	$-	$(0.57)
Weighted average shares outstanding - Class A and Class B common stock subject to redemption	-	27,600,000	-
Basic and diluted net income per share - Class A and Class B common stock subject to redemption	$-	$0.05	$-
Weighted average shares outstanding - Class A and Class B non-redeemable common stock	-	6,900,000	-
Basic and diluted net income per share - Class A and Class B non-redeemable common stock	$-	$0.05	$-

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Transaction

PACI has entered into the Business Combination Agreement with Volato and certain other entities. The base purchase price is $190 million, subject to certain adjustments, which will be paid in Class A Common Stock of PACI. The number of shares of Class A Common Stock to be issued by PACI for each outstanding share of Volato common stock on an as-converted basis is subject to an exchange ratio. The exchange ratio is determined by dividing (i) the sum of (a) the base purchase price, (b) the exercise value of Volato’s outstanding in-the-money options, and (c) the aggregate amount of Series A Preferred Stock issued in the Private Financing by (ii) the sum of (x) the total number of shares of Volato common stock outstanding on an as converted basis) divided by 10 and (y) the number of shares of Volato common stock issuable upon the exercise of Volato’s outstanding in-the-money options.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of PACI and Volato include transaction accounting adjustments to illustrate the estimated effect of the Business Combination and certain other adjustments to provide relevant information necessary for an understanding of PACI upon consummation of the Business Combination described herein.

In October and November 2023, Volato raised an additional $12.2 million in cash of equity capital and was on the same terms as the prior issuance of the $10 million Volato Series A-1 Preferred Shares.

The pro forma condensed combined financial information as of and for the nine months ended September 30, 2023, and for the year ended December 31, 2022, have been adjusted for these material transactions.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the companies’ incurred losses during the historical periods presented.

Note 3 — Transaction Accounting Adjustments to the PACI and Volato Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023, are as follows, after giving effect to the Volato capital raises on December 1, 2023 of $12.2 million.

(A) Reflects the reclassification of $69.8 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B) Reflects the payment of approximately $2.0 million of transaction costs.

(C) Reflects the reclassification of approximately $69.2 million of Class A Common Stock subject to possible redemption to permanent equity

(D) Reflects the reclassification of PACI’s historical retained earnings.

(E) Represents mezzanine classified Preferred Stock converted to Volato common stock

(F) Represents the issuance of 19.4 million shares of PACI’s Class A Common Stock to Volato equity holders as consideration for the reverse recapitalization and change in par value.

(G) Reflects the closing of deferred offering costs to additional paid in capital.

(H) Represents the recognition of the cash payments to the Seller of $18.8 million and the forward purchase agreement asset with regard to 1.7 million shares. The fair value of the forward purchase agreement asset is comprised of the Prepayment Amount and is reduced by the economics of the downside provided to the Sellers and the estimated consideration payment at the Cash Settlement Payment Date.

The forward purchase agreement asset will be remeasured at fair value with changes in earnings in the future periods. The accounting for the forward purchase agreement asset and the final fair value, are still under evaluation and may be subject to change.

The difference between the Prepayment Amount and fair value of the forward purchase agreement asset is recognized through accumulated losses as one-time charge reflecting the cost of entering into the forward purchase agreement.

(I) Represents the conversion of approximately 6.9 million Class B Common Stock shares to Class A Common Stock related to the Sponsor, PROOF.vc SPV and Blackrock.

(J) Represents the reclassification of the equity contribution receivable.

(K) Reflects actual redemptions.

(L) Reflects the reversal of excise tax as shares issued shares exceed shares redeemed during the tax year.

Note 4 — Transaction Accounting Adjustments to the PACI and Volato Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 are as follows:

(AA) Reflects the elimination of interest income in the Trust Account

(BB) Reflects the elimination of the interest expense related to the Volato Convertible Notes, which were converted to shares of Volato’s common stock as part of the Series A closing on July 21, 2023.

Note 5 — Transaction Accounting Adjustments to the PACI and Volato Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are as follows:

(AA) Reflects the elimination of interest income in the Trust Account.

(BB) Reflects transaction costs, including (i) legal, (ii) accounting, (iii) consulting and (iv) other fees, incurred by PACI to complete the merger. Below are further details regarding the transaction costs.

Fairness Opinion	$1,400,000
Legal	$3,000,000
Accounting/Audit	$250,000
Other	$350,000
Total	$5,000,000

(CC) Reflects the elimination of $249,000 of historical interest expense incurred on Volato’s Convertible Notes, which were converted to shares of Volato’s common stock at the Series A closing on July 21, 2023.